UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2023

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75231
(Address of Principal Executive Offices, including Zip Code)

(972) 453-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

As of June 30, 2023, Thryv Holdings, Inc. (the “Company”) had 9,416,830 fully vested outstanding warrants.  As of June 30, 2023, the holders of such warrants were entitled to purchase, in the aggregate, up to 5,231,572 shares of common stock at an exercise price of $24.39 per share.  The warrants were issued in 2016 as part of the Company’s restructuring.

In the aggregate, during the period from July 1, 2023 to August 15, 2023, holders exercised 1,162,833 warrants, resulting in the issuance of 646,019 shares of common stock and generating $15.8 million of cash proceeds for the Company, which the Company plans to use to retire debt.

The warrants and any shares issued upon exercise of the warrants were issued without registration in reliance upon Section 1145 of the Bankruptcy Code.  On August 15, 2023, 8,253,997 warrants expired unexercised.  As of August 16, 2023, the Company did not have any warrants outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2023
THRYV HOLDINGS, INC.

	By:	/s/ Paul D. Rouse
	Name:	Paul D. Rouse
	Title:	Chief Financial Officer, Executive Vice President and Treasurer